                                                               Exhibit (n)(1)(i)


                                FORM OF AMENDED

                                   SCHEDULE A

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                      FOR

                                ING MUTUAL FUNDS

                                                    CLASSES OF SHARES

                                           A      B      C      I      M      Q
                                          ---    ---    ---    ---    ---    ---
ING Emerging Countries Fund                X      X      X     N/A     X      X
ING Global Real Estate Fund                X      X      X     N/A    N/A     X

ING International Fund                     X      X      X      X     N/A     X
ING International SmallCap Growth Fund     X      X      X     N/A    N/A     X
ING Precious Metals Fund                   X     N/A    N/A    N/A    N/A    N/A
ING Russia Fund                            X     N/A    N/A    N/A    N/A    N/A
ING Worldwide Growth Fund                  X      X      X     N/A    N/A     X
ING Global Equity Dividend Fund*           X      X      X      X     N/A     X
ING Foreign Fund*                          X      X      X      X     N/A     X


* This Amended Schedule A to the Multi-Class Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.